    As filed with the Securities and Exchange Commission on October 15, 1999
                                                      Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ---------------
                              Pennaco Energy, Inc.
             (Exact name of registrant as specified in its charter)
         Nevada                       1311                    88-0384598
    (State or other       (Primary Standard Industrial     (I.R.S. Employer
    jurisdiction of
    incorporation or      Classification Code Number)   Identification Number)
     organization)

                                ---------------
                          1050 17th Street, Suite 700
                             Denver, Colorado 80265
                                 (303) 629-6700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 Paul M. Rady,
                Chairman, President and Chief Executive Officer
                              Pennaco Energy, Inc.
                          1050 17th Street, Suite 700
                             Denver, Colorado 80265
                                 (303) 629-6700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
              David P. Oelman                        Robert A. Zuccaro
          Andrews & Kurth L.L.P.                     Latham & Watkins
          600 Travis, Suite 4200                     885 Third Avenue
           Houston, Texas 77002                  New York, New York 10022
              (713) 220-4200                          (212) 906-1200

      Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                ---------------
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [X] 333-86547
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

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
            Title of Each Class of             Shares to be       Amount of
         Securities to be Registered           Registered(1) Registration Fee(2)
--------------------------------------------------------------------------------
Common Stock, $.001 par value................    4,025,000         $13,134
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
(1) Includes 525,000 shares subject to Underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o).
(3) The Registrant has previously paid a fee of $11,350.

                                ---------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                             EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-86547) filed by Pennaco Energy, Inc. with the Securities and Exchange Commission on September 3, 1999, as amended by Amendment No. 1 thereto filed on September 28, 1999, Amendment No. 2 thereto filed on October 12, 1999 and which was declared effective on October 14, 1999, are incorporated herein by reference.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, to the City of Denver, State of Colorado, on the 14th day of October, 1999.

                                          Pennaco Energy, Inc.

                                                      /s/ Paul M. Rady
                                          By: _________________________________
                                                        Paul M. Rady
                                                  Chief Executive Officer,
                                               President and Chairman of the
                                                           Board

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on October 14, 1999 in the capacities indicated.

                  Name                                         Title
                  ----                                         -----

            /s/ Paul M. Rady            Chief Executive Officer, President and
 ______________________________________  Chairman of the Board
              Paul M. Rady

        /s/ Glen C. Warren, Jr.         Chief Financial Officer, Executive Vice President,
 ______________________________________  and Director (Principal Financial and Accounting
          Glen C. Warren, Jr.            Officer)

         /s/ Gregory V. Gibson          Vice President, Legal, Secretary, and Director
 ______________________________________
           Gregory V. Gibson

 ______________________________________ Director
             David W. Lanza

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